UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

WESTERN DUBUQUE BIODIESEL, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52617	20-3857933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82 Farley, Iowa	52046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 744-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On Wednesday, December 5, 2007, the registrant held its annual member meeting. Pursuant to the proxy statement filed by the registrant, there were five proposals presented to the annual meeting. Each proposal was approved, including three amendments to the registrant’s operating agreement, and a proposal to reduce the size of the board of directors from thirteen directors to eleven directors, and all of the directors were reelected. The result of the voting on the proposals was as follows:

Proposal Number	For	Against	Abstain
Proposal 1 – Operating Agreement Amendment #1	10,190	75	155

Proposal 2 – Operating Agreement Amendment #2	10,165	50	205

Proposal 3 – Operating Agreement Amendment #3	9,760	605	55

Proposal 4 – Reduction of Board Seats	10,040	325	25

Proposal 5 – Director Elections

Tom Schroeder	8,567	900	695
Ed Recker	9,750	0	470
Mark Muench	9,122	410	515
Denny Mauser	9,122	560	330
George Davis	9,532	25	570
William Schueller	10,060	50	205
David O’Brien	9,812	25	305
William Horan	9,207	575	280
Warren Bush	8,922	625	570
Jack Friedman	9,922	50	280
Craig Breitbach	9,922	75	255
Joyce Jarding	9,575	75	570
Bruce Klostermann	9,947	50	230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC

December 7, 2007

/s/ William G. Schueller

Date

William G. Schueller, Chairman